As filed with the Securities and Exchange Commission on February 6, 2014
Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

UBIQUITI NETWORKS, INC.
(Exact name of Registrant as specified in Its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	32-0097377 (I.R.S. Employer Identification No.)
2580 Orchard Parkway
San Jose, CA 95131
(408) 942-3085
(Address, including zip code and telephone number, of principal executive offices)

Amended and Restated 2010 Equity Incentive Plan
(Full Title of the Plan)

Craig L. Foster
Chief Financial Officer
2580 Orchard Parkway
San Jose, CA 95131
Telephone: (408) 942-3085
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Justin L. Bastian
Sidley Austin LLP
1001 Page Mill Road, Building 1
Palo Alto, CA 94304
(650) 565-7000

Insert by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

SF1 1998166

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.001 par value) to be issued under the 2010 Equity Incentive Plan	4,360,690(2)	$41.81 (3)	$182,333,530.97 (3)	$23,484.56

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of Common Stock of Ubiquiti Networks, Inc. (the “Registrant”) that may become issuable under the Amended and Restated 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase or decrease in the number of outstanding shares of the Registrant’s Common Stock.

(2)
Reflects automatic annual increase on July 1, 2013 to the number of shares of the Registrant’s Common Stock reserved for issuance under the 2010 Equity Incentive Plan, which provides for an automatic annual increase. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the 2010 Equity Incentive Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on January 30, 2014 as reported on the NASDAQ Global Select Market.

2

REGISTRATION STATEMENT ON FORM S-8

This registration statement is being filed solely for the registration of additional shares of common stock of Ubiquiti Networks, Inc. for issuance pursuant to awards granted under the Ubiquiti Networks, Inc. Amended and Restated 2010 Equity Incentive Plan. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed Registration Statements on Form S-8 (Registration Number 333-185958 and Registration Number 333-177310) filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2013 and October 14, 2011, respectively, are hereby incorporated herein by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information

Information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

Information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428 under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written or oral request to: Ubiquiti Networks, Inc., Attn: John Gemetti, 2580 Orchard Parkway, San Jose, CA 95131, Tel: (408) 942-3085.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the Commission on September 13, 2013;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 filed with the Commission on November 8, 2013;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 8, 2013, March 25, 2013, October 18, 2013, October 28, 2013, November 22, 2013 and December 16, 2013; and

(d)
The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (File No. 001-35300) filed with the Commission on September 16, 2011, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (specifically excluding from incorporation any information that has been furnished and not filed on Form 8-K pursuant to Item 2.02, Item 7.01 and/or Item 9.10).
Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.     Exhibits.

Exhibit Number	Description

4.1*
Form of Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-174974), as amended (“Registrant’s Form S-1”)).

4.2*	Amended and Restated 2010 Equity Incentive Plan and forms of agreement thereunder (which are incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1).

5.1	Opinion of Sidley Austin LLP as to legality of original issuance securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-174974), as declared effective on October 14, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 6, 2014.
UBIQUITI NETWORKS, INC.

By:	/s/ Robert J. Pera
Name:    Robert J. Pera
Title:    Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert J. Pera and Craig L. Foster, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Robert J. Pera	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 6, 2014
Robert J. Pera
/s/Craig L. Foster	Chief Financial Officer (Principal Financial and Accounting Officer)	February 6, 2014
Craig L. Foster
/s/Steven R. Altman	Director	February 6, 2014
Steven R. Altman
/s/Ronald Sege	Director	February 6, 2014
Ronald Sege
/s/Rafael Torres	Director	February 6, 2014
Rafael Torres

UBIQUITI NETWORKS, INC.
REGISTRATION STATEMENT ON FORM S-8
INDEX TO EXHIBITS

Exhibit Number	Description

4.1*
Form of Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-174974), as amended (“Registrant’s Form S-1”)).

4.2*	Amended and Restated 2010 Equity Incentive Plan and forms of agreement thereunder (which are incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1).

5.1	Opinion of Sidley Austin LLP as to legality of original issuance securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-174974), as declared effective on October 14, 2011.